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                                                                 Exhibit 11


                       Dean Foods Company and Subsidiaries

                Computation of Basic and Diluted Income Per Share
                -------------------------------------------------

                      (In thousands, except per share data)


For the fiscal year ended May                       2000          1999           1998
                                              ----------    ----------     ----------
Income from Continuing Operations             $  106,118    $   70,331     $   87,980
Income (Loss) from Discontinued Operations             -        (2,929)        18,322
Gain on Sale of Discontinued Operations                -        83,820              -
                                              ----------    ----------     ----------
Net Income                                    $  106,118    $  151,222     $  106,302
                                              ==========    ==========     ==========

BASIC INCOME (LOSS) PER SHARE:
Income from Continuing Operations             $     2.79    $     1.77     $     2.17
Income (Loss) from Discontinued Operations             -          (.07)           .46
Gain on Sale of Discontinued Operations                -          2.10              -
                                              ----------    ----------     ----------
Net Income                                    $     2.79    $     3.80     $     2.63
                                              ==========    ==========     ==========

Weighted average common shares outstanding        37,965        39,842         40,469
                                              ==========    ==========     ==========


DILUTED INCOME (LOSS) PER SHARE:
Income from Continuing Operations             $     2.77    $     1.74     $     2.13
Income (Loss) from Discontinued Operations             -          (.07)           .44
Gain on Sale of Discontinued Operations                -          2.07              -
                                              ----------    ----------     ----------
Net Income                                    $     2.77    $     3.74     $     2.57
                                              ==========    ==========     ==========

Adjusted weighted average common shares*          38,311        40,482         41,395
                                              ==========    ==========     ==========


* Includes weighted average number of potential common shares outstanding. Potential common shares consist solely of the outstanding options under the Company's stock options plan.



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